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                                                                   Exhibit 10.25

                          Summary of Principle Terms of
                        2004 Key Employee Retention Plan

Participation:    In order to be a participant in the Plan, the Employee must be selected for participation by the Compensation Committee or Board of Directors of Hollinger International Inc., or by the Hollinger CEO. The Company shall provide a letter confirming participation in the Plan to the participant.



Termination:      Nothing in the Plan shall limit or restrict the ability of the Company to terminate the employment of a participant, and no contract of employment is intended or created by participation in the Plan.

Retention
Payments:         Subject to the forfeiture provisions outlined below, a
                  participant will be entitled to receive from the Company a payment equal in amount to twenty-five percent (25%) of the Employee's annual base salary in effect on April 1, 2004 (the
                  "Retention Payment").

Retention Payment
Installments:     Retention Payments will be made to participants based upon the following schedule:

                      o Twenty-five percent (25%) of the Retention Payment will become payable to Employee on June 30, 2004;

                      o Twenty-five percent (25%) of the Retention Payment will become payable to Employee on December 31, 2004; and

                      o Fifty percent (50%) of the Retention Payment will become payable to Employee on March 31, 2005.

                  Retention Payment installments ("Installments") will be paid to Employees as soon as reasonably practicable following the date on which they become payable to an Employee.

Forfeiture of
Retention
Payments:         Installments will become payable to the Employee subject to the condition that the Employee is an active full-time
                  employee of the Company on the date that an Installment
                  becomes payable (as set forth in the schedule above).
                  Except as otherwise provided in the Plan with respect to
                  accelerated payments, n the event that the Employee, at any time prior to March 31, 2005, is no longer an active
                  full-time employee of the Company, on the date that an
                  Installment becomes payable, then all Installments that
                  have not
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                  yet become payable under the Plan shall be forfeited. However, once an Installment becomes payable to an Employee, it cannot be forfeited.

Retention Payment
Acceleration:     In the event of a Company Termination (hereinafter defined)
                  following a Change in Control, all unpaid amounts designated for Employee under the Plan shall accelerate and immediately become due, and shall be payable within ten
                  (10) days of the date of termination. In the event of a Good Reason Termination (hereinafter defined), fifty percent (50%) of all unpaid amounts designated for Employee under the Plan shall accelerate and immediately become due, and shall be payable within ten (10) days of the date of termination.

Definitions:      "Good Reason" shall mean the Employee experiencing (i) a
                  material reduction in title, authority or responsibilities,
                  (ii) Employee being required to relocate more than thirty
                  (30) road miles from the office where Employee currently works, or (iii) the failure of the Company to obtain an explicit undertaking from a successor to honor the terms of this Severance Program. For a Good Reason Termination to be valid, the affected Employee must give notice to the Company of the reasons giving rise to the Good Reason and provide the Company ten (10) days to cure said Good
                  Reason. In addition, the Company must be notified of a Good Reason Termination within six (6) months of the effective date of the action giving rise to the cause of the Good Reason.

                  "Company Termination" shall mean termination by the Company other than for cause or as a result of death or permanent disability.

                  A "Change in Control" will be deemed to occur if (i) the
                  independent directors constituting a majority of the Board of
                  Directors of Hollinger International Inc. ("Hollinger") on
                  April 1, 2004 at any time do not continue to constitute the majority of the Board of Directors; (ii) there is a change in control of Hollinger, that constitutes a "change in control"
                  for purposes of US securities laws, occurs; (iii) there is a change in ownership control of the primary Hollinger entity under which the Employee is employed (i.e. Hollinger, The
                  Telegraph Group, or The Chicago Group), or (iv) Hollinger or
                  the respective entity enters into a definitive agreement that, when consummated, would result in a Change in Control as
                  defined above.
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Option Vesting
Acceleration:     In the event of a Change in Control (hereinafter defined), all unvested stock options held by the Employee shall immediately become vested and exercisable.


Taxes: The Company shall withhold from all payments made under the Plan such amounts for taxes and other requirements as may be necessary or appropriate.
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                          Summary of Principle Terms of
                         Key Employee Severance Program

      The principal terms of the Key employee severance program are set forth below:

Participation:    In order to be a participant in the Key Employee Severance
                  Program (the "Program"), the Employee must (i) be selected for participation by the Compensation Committee of the Hollinger
                  International Inc. Board of Directors, by the full Board, or by the CEO and (ii) sign a participation agreement in the form prescribed by the Company.


Termination:      Nothing in the Program shall limit or restrict the ability of the Company to terminate the employment of a participant, and no contract of employment is intended or created by participation in the Program. The employment of Employee may be terminated in any of the following ways:
                  (i) as a result of death or permanent disability of the Employee; (ii) by the Company for Cause (hereinafter defined), (iii) by the Employee other than for Good Reason,
                  (iv) by the Company other than for Cause or as a result of death or permanent disability (a "Company Termination"), or
                  (v) by the Employee for Good Reason (hereinafter defined)
                  (a "Good Reason Termination"). The payments and benefits provided for in the Program shall be made to participants only in the event of a Company Termination or a Good Reason
                  Termination.

Notice of
Termination:      In the event of a Company Termination or a Good Reason
                  Termination, the terminating party shall be required to provide the other party with two weeks' advance written notice of termination, which can be waived by the Company.
                  In addition, the Company shall have the unilateral right to require the Employee to remain with the Company for a period of up to thirty (30) days following notice of termination by either party, as a condition to having the Employee receive the payments and benefits provided under this plan.

Payments and
Benefits Upon
Termination:      In the event of a Company Termination or a Good Reason
                  Termination, the Employee shall receive the following:
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                      (a) A lump sum payment equal to the higher of (i) fifty
                          percent (50%), or (ii) the percentage derived by taking the period of January 1 through December 31 and calculating the number of days the Employee is employed by the Company during the current calendar year (to the termination date) on a percentage basis, multiplied by the higher of (x) twenty-five percent (25%) of Employee's base salary, or (y) the most recent annual bonus paid to Employee within the twelve month period preceding the date of termination. This amount shall be payable within ten (10) days of termination;

                      (b) An amount equal to the Employee's base salary in
                          effect on the date of termination, payable in twenty-six (26) bi-weekly installments in the same manner that the Employee's payroll is currently handled, less all appropriate withholding amounts and deductions; and

                      (c) Continuation of all current benefit programs in which
                          the Employee is entitled to participate on the date of Employee's termination of employment, subject only to Employee's continued premium contributions at the same level as on the date of termination. In the event that Employee is precluded by the terms of such programs or by law from participation following termination of employment, the Company shall provide an equivalent benefit in the manner it deems appropriate.

Definitions:      "Cause" shall mean (i) Employee engaging in intentional and willful misconduct, including a breach of the Employee's duty of loyalty to the Company, to the detriment of the Company, or
                  (ii) Employee being convicted of, or pleading nolo contendere to, a crime involving dishonesty, inappropriate moral standards, or violence.

                  "Good Reason" shall mean the Employee experiencing (i) a material reduction in title, authority or responsibilities,
                  (ii) Employee being required to relocate more than thirty (30) road miles from the office where Employee currently works, or
                  (iii) the failure of the Company to obtain an explicit undertaking from a successor to honor the terms of this Severance Program. For a Good Reason Termination to be valid, the affected Employee must give notice to the Company of the reasons giving rise to the Good Reason and provide the Company ten (10) days to cure said Good Reason. In addition, the Company must be notified of a Good
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                  Reason Termination within six (6) months of the effective date of the action giving rise to the cause of the Good Reason.

                  A "Change in Control" will be deemed to occur if (i) the independent directors constituting a majority of the Board of Directors of Hollinger International Inc. ("Hollinger") on April 1, 2004 at any time do not continue to constitute the majority of the Board of Directors; (ii) there is a change in control of Hollinger, that constitutes a "change in control" for purposes of US securities laws, occurs; (iii) there is a change in ownership control of the primary Hollinger entity under which the Employee is employed (i.e. Hollinger, The Telegraph Group, or The Chicago Group), or (iv) Hollinger or the respective entity enters into a definitive agreement that, when consummated, would result in a Change in Control as defined above.

Forfeiture of
Benefits:         The agreement that each participant must sign in order to
                  participate in the Program will contain certain agreements on the part of the participant, including a non-solicitation requirement. In the event that the participant violates the terms of the agreement, then all payments to be made to Employee shall be forfeited.


Other Provisions: The Agreements will have standard additional provisions, covering such topics as confidentiality, return of Company property upon termination, governing law, etc.